Exhibit 99.1

QVC Extends Exchange Offer for its 4.45% Senior Secured Notes due 2025 and 5.45% Senior Secured Notes due 2034
WEST CHESTER, Pa. (December 3, 2014) - QVC, the global leader in video and ecommerce retail, announced today that it has extended, until December 4, 2014 at 5:00 p.m., New York City time, the expiration date of its offer to exchange (the “Exchange Offer”): (i) up to $600,000,000 aggregate principal amount of its 4.45% Senior Secured Notes due 2025 and related guarantees, which have been registered under the Securities Act of 1933, as amended, (the “2025 Exchange Notes”), for a like principal amount of its issued and outstanding 4.45% Senior Secured Notes due 2025 (the “2025 Original Notes”) and related guarantees from the registered holders thereof; and (ii) up to $400,000,000 aggregate principal amount of its 5.45% Senior Secured Notes due 2034 and related guarantees, which have been registered under the Securities Act of 1933, as amended (the “2034 Exchange Notes”, and together with the 2025 Exchange Notes, the “Exchange Notes”), for a like principal amount of its issued and outstanding 5.45% Senior Secured Notes due 2034 (the “2034 Original Notes”, and together with the 2025 Original Notes, the “Original Notes”) and related guarantees from the registered holders thereof.
The Exchange Offer had been scheduled to expire at 5:00 p.m., New York City time, on December 2, 2014. As of 5:00 p.m., New York City time, on December 2, 2014, $581,925,000 in aggregate principal amount of the 2025 Original Notes and $399,573,000 in aggregate principal amount of the 2034 Original Notes had been tendered and not withdrawn. Holders of Original Notes will continue to have the right to withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offer.
This press release does not constitute an offer to exchange the Exchange Notes for the Original Notes or a solicitation of an offer to exchange. The Exchange Offer is only being made pursuant to the prospectus and letter of transmittal that have been filed with the Securities and Exchange Commission as part of a registration statement on Form S-4 which was declared effective by the Securities and Exchange Commission on October 23, 2014.
Copies of the prospectus, the letter of transmittal and other related documents may be obtained from U.S. Bank National Association, the exchange agent for the exchange offer, by calling (651) 466-7150, by faxing a request to (651) 466-7372, or by written request via mail to U.S. Bank National Association, 60 Livingston Avenue- EP-MN-WS2N, St. Paul, MN 55107-2292, Attention: Specialized Finance.
Forward-Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Exchange Offer, the timing thereof and whether QVC will consummate the Exchange Offer. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in QVC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the prospectus filed with the Securities and Exchange Commission on October 30, 2014 and the most recent Form 10-K for additional information about QVC and about the risks and uncertainties related to QVC’s business which may affect the statements made in this press release.
About QVC
QVC, Inc., a wholly owned subsidiary of Liberty Interactive Corporation (NASDAQ: QVCA, QVCB), is the world’s leading video and ecommerce retailer. QVC is committed to providing its customers with thousands of the most innovative and contemporary beauty, fashion, jewelry and home products. Its programming is distributed to approximately 300 million homes worldwide through operations in the U.S., Japan, Germany, United Kingdom, Italy and a joint venture in China. Based in West Chester, Pa. and founded in 1986, QVC has evolved from a TV shopping company to a leading ecommerce and mobile commerce retailer. The company’s website, QVC.com, is ranked among the top general merchant Internet sites. QVC, Q, and the Q Ribbon Logo are registered service marks of ER Marks, Inc.